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                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                                                       Exhibit 5

                                April 28, 1997

The Board of Directors
Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation (the "Company"), in connection with the registration of 100,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable pursuant to the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Plan"), on the Form S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     As such counsel, we have examined originals or copies certified or otherwise identified to our satisfaction of the Plan, the Company's Charter and Bylaws, resolutions of the Company's Board of Directors and such other records, certificates and documents and such questions of law as we considered necessary or appropriate for purposes of this opinion. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold upon the exercise of options in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                              Very truly yours,

                              MAYER, BROWN & PLATT


                              By: /s/ Edward J. Schneidman
                                  -------------------------------
                                      Edward J. Schneidman